As filed with the Securities and Exchange Commission on October 31, 2022.

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g)

of The Securities Exchange Act of 1934

Vitesse Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3617511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9200 E. Mineral Avenue, Suite 200 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 361-2500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Vitesse Energy, Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and the Items of Form 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Questions and Answers About the Spin-Off,” “Summary of the Spin-Off,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information” and is incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” and is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Indebtedness” and is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Business—Our Properties” and “Business—Reserves” and is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management” and is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Executive Compensation” and is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” and is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings” and is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Questions and Answers About the Spin-Off,” “Summary of the Spin-Off,” “The Spin-Off,” “Dividend Policy,” “Description of our Capital Stock” and “Executive Compensation” and is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of our Capital Stock—Recent Sales of Unregistered Securities” and is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off,” “Dividend Policy,” “Description of our Capital Stock” and “Comparison of Rights of Jefferies Shareholders and Vitesse Stockholders” and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Description of our Capital Stock—Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws” and is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Financial Data” and “Unaudited Pro Forma Condensed Combined Financial Statements” and the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated Bylaws*

10.1	Form of Tax Matters Agreement*

10.2	Amended and Restated Credit Agreement, dated as of April 29, 2022, among Vitesse Energy, LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto+

10.3	Form of New Revolving Credit Facility*

10.4	Third Amended and Restated Employment Agreement, dated as of February 18, 2020, among Robert Gerrity, Vitesse Management Company, LLC, Vitesse Energy, LLC and Vitesse Oil, LLC†

10.5	Third Amended and Restated Employment Agreement, dated as of February 18, 2020, among Brian Cree, Vitesse Management Company, LLC, Vitesse Energy, LLC and Vitesse Oil, LLC†

10.6	Form of Vitesse Energy, Inc. Long-Term Incentive Plan*†

10.7	Form of Indemnification Agreement*†

21.1	List of Subsidiaries*

99.1	Information Statement, preliminary and subject to completion, dated October 31, 2022

99.2	Report of Cawley, Gillespie & Associates, Inc.

*	To be filed by amendment.
+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 31, 2022	Vitesse Energy, Inc.

	By:	/s/ Bob Gerrity
	Name:	Bob Gerrity
	Title:	Chief Executive Officer

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